UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021 (June 25, 2021)

Tradeweb Markets Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38860	83-2456358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 430-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001	TW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2021, Brian West resigned from the Board of Directors (the “Board”) of Tradeweb Markets Inc. (the “Company”), effective June 30, 2021. Mr. West’s resignation was not the result of any disagreement with the Company.

On June 25, 2021, the Board appointed Balbir Bakhshi, age 51, as a Class II director, effective July 1, 2021. Mr. Bakhshi will hold office until the annual meeting of stockholders to be held in 2024 and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Mr. Bakhshi was designated to serve on the Board by Refinitiv Parent Limited (“Refinitiv”), our controlling stockholder, pursuant to Refinitiv’s director designation right as set forth in Section 2.1 of that certain Stockholders Agreement, dated as of April 8, 2019, by and among the Company and the stockholders named therein. Mr. Bakhshi does not have any family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Bakhshi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Bakhshi will not receive any compensation for his service as a director on our Board.

Mr. Bakhshi has served as the Chief Risk Officer of the London Stock Exchange Group plc (“LSEG”) and member of LSEG’s executive committee since January 2021. Prior to joining LSEG, Mr. Bakhshi was Group Head of Non-Financial Risk Management at Deutsche Bank. Prior to this, Mr. Bakhshi was Global Head of Operational Risk Management at Credit Suisse and previously held a variety of senior roles at Credit Suisse including UK Investment Banking Chief Risk Officer and Head of Market Risk. Mr. Bakhshi received a B.A. from the University of Westminster and an MSc from Brunel University. Mr. Bakhshi was selected to serve on our Board because of his extensive background in leadership, operations and risk management.

The Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115) and is incorporated herein by reference, with Mr. Bakhshi.

Item 7.01.	Regulation FD Disclosure.

On June 29, 2021, the Company issued a press release announcing the resignation of Mr. West and the appointment of Mr. Bakhshi. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115)).

99.1	Press Release of Tradeweb Markets Inc., dated June 29, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADEWEB MARKETS INC.

Date: June 29, 2021	By:	/s/ Douglas Friedman
	Name:	Douglas Friedman
	Title:	General Counsel